MultiCell Technologies and Fusion Capital Terminate Common Stock Purchase Agreement

SAN DIEGO--(BUSINESS WIRE)—July 19, 2007 ---MultiCell Technologies, Inc. (OTCBB:MCET - News), and Fusion Capital Fund II, LLC have entered into a Mutual Termination Agreement dated as of July 18, 2007, terminating the Amended and Restated Common Stock Purchase Agreement dated as of October 5, 2006, for the purchase of up to $8.0 million of the Company’s common stock. The termination of the Common Stock Purchase Agreement will release approximately 5 million unissued shares of common stock previously committed to fulfilling the obligations of the Common Stock Purchase Agreement. A more detailed description of the Mutual Termination Agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC.

“We are grateful to have had the opportunity to work with Fusion Capital, and appreciate their willingness to provide funding for our company”, stated Jerry Newmin, Chairman and acting Chief Financial Officer of MultiCell Technologies, Inc. “As we move forward with our planned Phase IIb clinical trial for MCT-125, indicated for the treatment of chronic fatigue in patients with multiple sclerosis, we will seek financing to fund our development efforts from other sources”, Mr. Newmin said.

About MultiCell Technologies

MultiCell Technologies, Inc. is developing first-in-class drugs based on advanced immune system modulation technologies, and is an integrated biopharmaceutical company committed to the development of breakthrough therapeutics based on its portfolio of therapeutic candidates and patented drug development technologies. MultiCell's drug development program focuses on modulation of the immune system.

MultiCell's therapeutic pipeline includes:

MCT-125 a Phase IIb drug for the treatment of chronic fatigue in MS patients.
MCT-175 for the treatment of relapsing-remitting MS.
MCT-275 for the treatment of juvenile diabetes.
MCT-465 for the treatment of virus infection and cancer.
MCT-475 for the treatment of colorectal cancer.

The Company also holds unique cell-based technology for use in drug discovery screening applications, and is a leading producer of the cell lines needed by the pharmaceutical industry to develop new drugs. For more information about MultiCell Technologies, please visit http://www.multicelltech.com.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," "forecast," "could," and "would." Examples of such forward looking statements include statements regarding the timing, design, scope, and anticipated results of our clinical development programs. MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our products as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell's report on Form 10-KSB for the fiscal year ended November 30, 2006, and all our quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and each assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:
MultiCell Technologies, Inc.
Dr. Stephen Chang, CEO
(401) 333-0610
mcetinvestor@multicelltech.com